EXHIBIT 99.4

Report of Independent Accountants

The Board of Directors and Stockholder
Allfirst Financial Inc.:

In our opinion, the accompanying consolidated statements of financial condition as of December 31, 2001 and the related consolidated statements of income (loss), changes in stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2001 present fairly, in all material respects, the financial position, results of operations and cash flows of Allfirst Financial Inc. and its subsidiaries (“Allfirst”) at December 31, 2001, and for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Allfirst’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in note 22, Allfirst has restated the Consolidated Financial Statements for 2000.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 11, 2002, except for note 22,
which is as of March 14, 2002